Exhibit 23.4

15th Floor, The Union Plaza, 20 Chaoyangmenwai Dajie, Beijing 100020
Telephone: (86-10) 6588 2200  Facsimile: (86-10) 6588 2211

November 6, 2009

Golden Green Enterprises Limited (the “Company”)
No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou, 451191, China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors,” “Taxation,” “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by the Company on September 15, 2009, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We also hereby consent to the inclusion of our legal opinion as Exhibit 99.2 to the registration statement on Form F-1, originally filed by the Company on September 15, 2009, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Jingtian & Gongcheng